Exhibit 10.2

REAFFIRMATION OF GUARANTOR
REAFFIRMATION
dated as of August 4, 2017

Reference is made to that certain Guaranty (as amended pursuant to that certain Amendment to Guaranty dated as of September 22, 2016 and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of August 13, 2014, made by ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (the “Guarantor”), delivered for the benefit of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Buyer”). Guarantor hereby acknowledges receipt of copies of:

(a) that certain First Amendment to Master Repurchase Agreement, dated as of August 4, 2017 (the “MRA Amendment”), by and between ACRC Lender ML LLC (“Seller”) and Buyer and acknowledged and agreed to by Guarantor, amending that certain Master Repurchase Agreement, dated as of August 13, 2014 (the “Repurchase Agreement”), by and between Seller and Buyer; and

(b) that certain First Amendment to Fee Letter, dated as of August 4, 2017 (the “Fee Letter Amendment” and together with the MRA Amendment, the “Amendments”), by and between Seller and Buyer, amending that certain Fee Letter, dated as of August 13, 2014 (as amended, the “Fee Letter”), by and between Seller and Buyer.

Guarantor hereby reaffirms the terms and conditions of the Guaranty, and acknowledges and agrees that the Guaranty remains in full force and effect and is hereby reaffirmed, ratified and confirmed.
Guarantor hereby represents and warrants that: (a) all representations and warranties by such Guarantor contained in the Guaranty are true and correct in all respects as of the date hereof (unless such representation or warranty expressly relates to an earlier date in which case such representation or warranty shall be true and correct as of such earlier date), (b) no event has occurred and is continuing which constitutes an Event of Default under the Repurchase Agreement, the Fee Letter or any other Transaction Document, or any event that but for notice or lapse of time or both would constitute an Event of Default, and (c) no change, occurrence, or development exists that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the validity or enforceability of the Guaranty or on the ability of Guarantor to perform its obligations thereunder.
Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Repurchase Agreement.
THIS REAFFIRMATION SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
This Reaffirmation may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Reaffirmation by facsimile or by electronic mail in a “.pdf” file shall be effective as delivery of a manually executed counterpart of this Reaffirmation.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned executed this Reaffirmation as of the day first written above.
ARES COMMERCIAL REAL ESTATE CORPORATION, as Guarantor

By:	/s/ John B. Jardine___________________ Name: John B. Jardine Title: Co-Chief Executive Officer

ACCEPTED AND AGREED BY:
METROPOLITAN LIFE INSURANCE COMPANY, as Buyer

By:	/s/ Jaiwei Ding__________________ Name: Jaiwei Ding Title: Director

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